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                                                                   Exhibit 10.19
                        EMPLOYMENT, CONFIDENTIALITY AND
                          NON-COMPETITION  AGREEMENT

          THIS EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (the "Agreement") dated as of May 8, 2000 is made and entered into by and between AmericasDoctor.com, Inc., a Delaware corporation (the "Company"), and Marc Grove (the "Executive").

          WHEREAS, the Company wishes to retain the services of the Executive as a key employee of the Company who is expected to make major contributions to the short- and long-term profitability, growth and financial strength of the Company; and

          WHEREAS, Company and Executive believe that it is in their respective best interests to enter into and deliver this Agreement; and

          WHEREAS, the Executive acknowledges that in the course of his employment by the Company, he will or may have access to and become informed of the Company's confidential information and will frequently come into contact with the Company's customers (including, without limitation, its investigative research sites) and accounts such that the Executive will influence the business and relationships between the Company and its customers and accounts; and

          WHEREAS, the Executive has agreed to certain confidentiality, non-solicitation and non-competition agreements; and in consideration for such agreements, the Company has agreed to pay the Executive termination payments upon severance of the Executive's employment hereunder; and

          NOW, THEREFORE, the Company and the Executive agree as follows:

1.   Certain Defined Terms. In addition to terms defined elsewhere herein, the
     ---------------------
     following terms have the following meanings when used in this Agreement with initial capital letters:

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Cause," when used in the phrase "for cause" or "without cause" means:

          (i) the willful and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to Disability);

          (ii) engagement by the Executive in misconduct or gross negligence which is materially injurious to the Company, monetarily or otherwise;

          (iii) a willful act by the Executive of dishonesty, fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Subsidiary;
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          (iv)   a willful appropriation of a material business opportunity of the Company or any Subsidiary, including securing any personal profit in connection with any transaction entered into on behalf of the Company or any Subsidiary, and which appropriation causes the Company or any Subsidiary to incur ascertainable damages;

          (v) willful damage by the Executive to property of the Company or any Subsidiary;

          (vi)   breach of Section 11, 12 or Section 13 hereof;

          (vii)  material breach of this Agreement;

          (viii) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony involving fraud, theft or the equivalent thereof, or any other crime involving fraud or theft (but in each case only if such fraud, theft or similar crime relates to the business of the Company or a Subsidiary) with respect to which imprisonment for more than one (1) year is a possible punishment.

     (c) "Change in Control" means the occurrence during the term of this Agreement of any of the following events:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the combined voting power of the then outstanding Voting Stock; provided, however, that for purposes of this Section 1(c)(i), the following acquisitions shall not constitute a Change in
                 Control: (A) any acquisition (including, without limitation, a financing) directly from the Company that is approved by the Incumbent Board (as defined below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (D) any acquisition by any Person pursuant to a Business Combination (as defined below) that complies with clauses (I), (II) and (III) of subsection (iii) of this Section 1(c);

          (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board except that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent

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                 Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (iii) consummation of (A) a reorganization, merger or consolidation or (B) a sale or other disposition of all or substantially all of the assets of the Company (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (II) no Person (other than the Company or such entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such entity and (III) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (I), (II) and
                 (III) of subsection (iii) of this Section 1(c);

     (c) "Disabled" means the Executive's incapacity due to physical or mental condition to perform the essential functions of Executive's duties, with or without reasonable accommodation, on a full-time basis for six consecutive months unless the Executive returns to the full-time performance of the Executive's duties for a period of at least three consecutive months no later than 30 days after the Company has given the Executive a notice of termination. If the Executive

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          disagrees with a determination to terminate him because the Company believes he is Disabled, the Company and the Executive, or in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative, together shall choose a qualified medical doctor who shall determine whether the Executive is Disabled. If the Company and the Executive cannot agree on the choice of a qualified medical doctor, then the Company and the Executive each shall choose a qualified medical doctor and the two doctors together shall choose a third qualified medical doctor, who shall determine whether the Executive is Disabled. The determination of the chosen qualified medical doctor as to whether the Executive is Disabled shall be binding upon the Company and the Executive unless such determination is clearly made in bad faith.

     (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (e) "Involuntary Termination" means the occurrence of any of the following: (i) the Company gives written notice to the Executive that the Company intends to terminate the Agreement, (ii) the Company reduces the Executive's base salary as set forth in Section 5, unless such reduction in base salary is part of a reduction applicable generally to senior executives of the Company, or (iii) unless otherwise agreed by the Executive, the Company relocates the Executive or his offices or the principal place where he is required to perform his duties hereunder farther than 50 miles from Gurnee, Illinois or such other place as the Company's principal executive offices may, from time to time, be located.

     (f) "Restricted Business" means (i) any business or division of a business which consists of providing services to investigative sites and to their customers in connection with clinical research and development,
          (ii) any business or division of a business which provides marketing or clinical research services to pharmaceutical companies, (iii) any business of a kind in whole or in part similar to that heretofore or hereafter engaged in by the Company or any Subsidiary, and (iv) any other principal line of business developed or acquired by the Company or its affiliates.

     (g) "Subsidiary" means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

     (h) "Termination Date" means the date on which the Executive's employment is terminated (the effective date of which shall be the date of termination).

     (i)  "Voluntary Termination" means the occurrence of any of the following:
          (i) the date two weeks after the Executive gives written notice to the Company that the Executive intends to terminate this Agreement or if later, the date specified in such written notice, (ii) the Executive dies or (iii) the Executive becomes Disabled.

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     (j)  "Voting Stock" means securities entitled to vote generally in the election of directors.

2.   Term.
     ----

     (a) This Agreement shall be for a term that commences on the date this Agreement is approved by the Board ("Effective Date") and, subject to any benefit continuation requirements of applicable laws, expires on the earliest of (i) an Involuntary Termination, (ii) a Voluntary Termination or (iii) three (3) years from the Effective Date, except that the Agreement shall automatically renew for successive one-year periods upon the terms and conditions set forth herein, commencing on the third anniversary of the Effective Date, and on each anniversary date thereafter, unless the Company gives thirty (30) days' written notice to Executive prior to an anniversary date of its intention to not extend this Agreement. For purposes of this Agreement, any reference to the "term" of this Agreement includes the original term and any extension thereof.

     (b) The provisions of Sections 11, 12, 13 and 16 survive termination of this Agreement for any reason, unless otherwise agreed to in a writing signed by Executive and the Chief Executive Officer of the Company.

3.   Employment.  The Company hereby agrees to employ the Executive, and the
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     Executive hereby agrees to be employed by the Company, upon the terms and conditions herein set forth.

4.   Duties of the Executive.  The Executive shall serve as the Company's Vice
     -----------------------
     President, Information Technology. The Executive shall report directly to the Company's Chief Executive Officer and have such duties as the Chief Executive Officer and the Board may from time to time prescribe. The Executive shall devote his full time and best efforts to the Company's business of providing services to investigative sites and to their customers in connection with clinical research and development and providing services to sponsor hospitals and consumers in connection with the Company's interactive Internet healthcare information site and any other related duties and responsibilities that may from time to time be prescribed by the Chief Executive Officer or the Board; so long as it does not interfere with the Executive's employment hereunder, the Executive may serve as an officer, director or otherwise participate in educational, welfare, social, religious and civic organizations. On or about the dates that are six, twelve and eighteen months after the date hereof, the Company will evaluate the Executive's performance and consider, in its sole and absolute discretion, whether to promote the Executive to the position of Chief Technology Officer of the Company. The Company will keep the position of Chief Technology Officer vacant for a period of at least eighteen months following the date hereof. The Executive represents that he is not under a restrictive covenant, non-competition agreement, confidentiality agreement or other agreement or obligation that might prohibit Executive from being employed by the Company or from performing the duties contemplated in this Section 4.

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5.   Compensation.
     ------------

     (a) The Company shall pay the Executive a gross base salary of $140,000.00 per annum, which base salary the Board may adjust from time to time, payable at the times and in the manner consistent with the Company's general policies regarding compensation of senior executives. Such base salary includes any salary reduction contributions to (i) any Company-sponsored plan (the "401(k) Plan") that includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) any other Company-sponsored plan of deferred compensation or (iii) any Company-sponsored "cafeteria plan" under Section 125 of the Code.

     (b) The Company shall pay to Executive a one-time cash signing bonus of $10,000, to be paid at the end of the first payroll period following Executive's start date.

     (c) To the extent the Board authorizes cash incentive compensation under the Company's executive incentive compensation plan, Executive shall be eligible to participate in such plan and shall be eligible to receive an annual cash incentive bonus in an amount up to 30% of Executive's base salary for such fiscal year. The actual bonus will be based on the achievement of certain performance objectives determined by the Board in its sole discretion. Pursuant to the Company's applicable incentive or bonus plan as in effect from time to time, Executive's cash incentive compensation for fiscal 2000 and succeeding fiscal years during the term of this Agreement may be determined according to criteria intended to qualify under Section 162(m) of the Code.

     (d) Subject to the requirements of applicable law, the Company will grant to Executive under the Company's Amended and Restated 1996 Employee Stock Option Plan (the "Plan") stock options exercisable to purchase up to 40,000 shares of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock") at an exercise price equal to the fair market value of the stock on the date of grant. If the Executive is promoted to the position of Chief Technology Officer during the Term, at the time of such promotion and subject to the requirements of applicable law, the Company will grant to the Executive under the Plan stock options having an aggregate exercise price equal to $200,000 and an exercise price per share equal to the fair market value of a share of Class A Common Stock on the date of grant. All of the foregoing options would become exercisable to the extent of 25% of the shares covered by the option on the first anniversary of the date of grant and the remaining 75% of the shares covered by the option would vest in equal installments at the end of each of the following twelve fiscal quarters of the Company. To the extent permitted by applicable law and the terms and conditions of the Plan, the above-referenced stock options shall be "incentive stock options" as that term is defined under Section 422 of the Code and any remaining stock options shall be non-qualified stock options.

6.   Benefits.  The Company shall make available to the Executive, subject to
     --------
     the terms and conditions of the applicable plans, including without limitation the eligibility rules,

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     participation for the Executive and his eligible dependents in the Company-
     sponsored employee benefit plans or arrangements and such other usual and customary benefits now or hereafter generally available to employees of the Company and such benefits and perquisites as may be from time to time made available to executives of the Company.

7.   Expenses.  The Company shall pay or reimburse the Executive, in accordance
     --------
     with the general policies of the Company, for reasonable and necessary expenses incurred by the Executive in connection with his duties on behalf of the Company.

8.   Place of Performance.  In connection with his employment by the Company,
     --------------------
     unless otherwise agreed by the Executive, the Executive shall be based at offices located in Gurnee, Illinois or, at the Company's request, such other place as the Company's principal executive offices may, from time to time, be located, except for travel reasonably required for Company business.

9.   Termination Payments, Vesting and Exercise of Stock Options.
     -----------------------------------------------------------

     (a) If an Involuntary Termination occurs other than for Cause and the Executive enters into an agreed-upon general release and settlement agreement with the Company:

          (i) for a period of three months thereafter (the "Payment Period"), the Company shall pay the Executive, in accordance with the Company's regular payroll schedule, termination payments that in the aggregate equal the sum of (A) 25% of the Executive's highest annual base salary during the three-year period prior to the Executive's termination plus (B) 25% of the Executive's average annual cash and equity incentive compensation award during the three-year period prior to the Termination Date; provided, however, that in the event of an Involuntary Termination other than for Cause within two years following a Change in Control, the Executive may elect to receive such payments in the form of a lump-sum payable within 30 days of the Termination Date;

          (ii) during the Payment Period, the Company will use its best efforts to maintain in full force and effect for the continued benefit of the Executive all welfare benefit plans in which the Executive was entitled to participate immediately prior to the Termination Date. Any such welfare benefits will be provided to the Executive on substantially the same terms and conditions (including employee contributions toward premiums, if any) under which the Executive was entitled to participate immediately prior to the Termination Date. The Company does not guarantee a favorable tax consequence to Executive for continued coverage under Company-sponsored plans nor will it indemnify the Executive for such results.

          (iii) during the Payment Period, the Company shall (A) to the extent permitted under the 401(k) Plan, permit the Executive to continue to participate in the 401(k) Plan and receive the maximum matching contribution

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                 thereunder as if such Involuntary Termination had not occurred, or (B) if continued participation in the 401(k) Plan is not permitted under the 401(k) Plan, pay to the Executive an amount equal to the maximum matching contribution to which he would have been entitled under the Company's 401(k) Plan as if such Involuntary Termination had not occurred; and

          (iv) notwithstanding anything to the contrary in the Executive's stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive's stock options were granted, (A) all of the Executive's stock options shall cease vesting as of the Termination Date, (B) Executive shall have the right to exercise any and all vested stock options at any time not later than 90 days after the Termination Date and (C) all unvested stock options shall be canceled on the Termination Date. Notwithstanding the foregoing or anything to the contrary in the Executive's stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive's stock options were granted, in the event of an Involuntary Termination other than for Cause within two years following a Change in Control, all of Executive's stock options shall immediately become 100% vested and exercisable.

          (v) any termination payments hereunder shall not be taken into account for purposes of any retirement plan or other benefit plan sponsored by the Company, except as otherwise set forth herein or as expressly required by such plans or applicable law.

     (b) If (i) a Voluntary Termination other than due to Executive's death or Disability occurs or (ii) an Involuntary Termination for Cause occurs, Executive will be entitled to receive his base salary then in effect only through the last day of the payroll period in which the Termination Date occurs and he will not be entitled to any bonus for the fiscal year during which such termination occurs or any subsequent fiscal year. Notwithstanding anything to the contrary in the Executive's stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive's stock options were granted, all of Executive's stock options shall immediately be canceled; provided, however, that if a Voluntary Termination occurs
                    --------  -------
          within 18 months following the Effective Date as a direct result of the fact that (A) Executive has been informed by the Company that he will not be promoted to the position of Chief Technology Officer or
          (B) the Company fills the position of Chief Technology Officer with another person, Executive's stock options shall automatically be vested to the extent of 50% of the options and Executive shall have a period of ninety days following the Termination Date in which to exercise such options.

     (c) If a Voluntary Termination due to Executive's death during the term of this Agreement occurs, Executive will be entitled to receive his base salary through the end of the calendar month in which his death occurs and, notwithstanding anything to the contrary in the Executive's stock option agreement(s) or

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          certificate(s) or in the stock option plan(s) under which Executive's stock options were granted, Executive's estate shall have a period of one year following Executive's death to exercise any vested stock options and all other stock options shall be immediately canceled. If the Executive dies while any amounts are payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary, or, if none, then to the Executive's estate.

     (d) If a Voluntary Termination due to Executive's becoming Disabled during the term of this Agreement occurs, then notwithstanding anything to the contrary in the Executive's stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive's stock options were granted, Executive shall have a period of one year following Executive's Disability to exercise any vested stock options and all other stock options shall be immediately canceled.

     (e) Notwithstanding the foregoing, if the Executive breaches Section 11, 12 or 13 hereof, any right of the Executive to receive termination payments, to have the vesting of his options accelerated or to have the period during which he may exercise his options extended under this Section 9 shall be forfeited, but without prejudice to any exercise of options that may have occurred prior to such forfeit, and the Executive shall reimburse the Company in full for all termination payments made to the Executive under this Section 9 no later than 30 days after the Company gives notice of such breach to the Executive.

10.  Limitation on Payments and Benefits.  Notwithstanding any provision of this
     -----------------------------------
     Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement would be an "Excess Parachute Payment," within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment. The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise that is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by the Executive or the Company, by the Company's independent accountants. The fact that the Executive's right to payments or benefits may be reduced by reason of the limitations contained in this Section 10 shall not of itself limit or otherwise affect any other rights of the Executive other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this Section 10, the Executive shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 10. The Company shall provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation. In the event that the Executive fails to make such designation within 10 business days of the Termination Date, the Company may effect such reduction in any manner it deems appropriate.

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11.  Confidentiality Agreement.
     -------------------------

     (a) The Executive acknowledges that in the course of his employment by the Company, he will or may have access to and become informed of confidential and secret information that is a competitive asset of the Company ("Confidential Information"), including, without limitation,
          (i) the terms of agreements between the Company and its employees, customers (including, without limitation, its investigative research sites) and suppliers, (ii) pricing strategy, (iii) sales and marketing methods, (iv) product development ideas and strategies, (v) personnel training and development programs, (vi) financial results, (vii) strategic plans and demographic analyses, (viii) proprietary computer and systems software and (ix) any non-public information concerning the Company, its employees, suppliers and customers. Regardless of any actual or alleged breach by the Company of this Agreement, the Executive shall keep all Confidential Information in strict confidence and shall not directly or indirectly make known, divulge, reveal, furnish, make available or use any Confidential Information (except in the course of his regular authorized duties on behalf of the Company) until and unless such Confidential Information becomes, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company reasonable notice and an opportunity to contest such requirement).
          The Executive's obligations under this Section 11 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

     (b) Except in the ordinary course of the Company's business, the Executive has not made and shall never make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Executive by the Company or otherwise acquired or developed by the Company shall at all times be the property of the Company. Upon a Voluntary Termination or Involuntary Termination, the Executive shall return to the Company any such documents or other property of the Company which are in the possession, custody or control of the Executive.

12.  Ownership of Inventions, Discoveries, Improvements, Etc.
     --------------------------------------------------------

     (a) Executive shall promptly disclose and describe to the Company all inventions, improvements, discoveries and technical developments, whether or not patentable, made or conceived by Executive, either alone or with others, during the term of this Agreement and for a period of one (1) year following the Termination Date, and that (i) are based in whole or in part upon Confidential Information, or (ii) are along the lines of, useful in or related to the Company's business, or (iii) result from, or are suggested by, any work that may be done by Executive for or on behalf of the Company ("Inventions"). Executive hereby assigns and agrees to assign to the Company Executive's entire right, title and interest in and to such Inventions, and agrees to cooperate with the Company both

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          during and after the term of this Agreement in the procurement and maintenance, at the Company's expense and at its direction, of patents, copyright registrations and/or protection of the Company's rights in such Inventions. Executive shall keep and maintain adequate and current written records of all such Inventions, which shall be and remain the property of the Company.

     (b) If a patent application or copyright registration is filed by Executive or on Executive's behalf, or a copyright notice indicating Executive's authorship is used by Executive or on Executive's behalf, within one (1) year after the Termination Date, that describes or identifies any Invention within the scope of Executive's work for the Company or that otherwise related to a portion of the Company's business (or any division or Subsidiary thereof) of which Executive had knowledge during the term of this Agreement, it is to be conclusively presumed that the Invention was conceived by the Executive during the term of this Agreement. Executive agrees to notify the Company promptly of any such application or registration and to assign to the Company Executive's entire right, title and interest in such Invention and in such application or registration.

     (c) There is no contract or duty on Executive's part now is existence to assign Inventions except in favor of the Company. Executive shall not disclose or induce the Company to use any confidential information that Executive is either now aware of, or shall become aware of, that belongs to a former employer or anyone other than the Company or a Subsidiary.

13.  Covenant not to Compete; No Inducement; No Solicitation.  In consideration
     -------------------------------------------------------
     for the Executive's employment hereunder and the Company's providing the Executive with confidential information and contacts with the Company's customers and accounts, during the term of the Employment Provisions and for a period of one year after the Termination Date,

     (a) the Executive shall not, without the prior written consent of the Company (which consent may be withheld for any reason or no reason), directly or indirectly or by action in concert with others, own, manage, operate, join, control, perform consulting services for, be employed by, participate in or be connected with any business, enterprise or other entity (or the ownership, management, operation, or control of any such business, enterprise or other entity) (a "Competing Enterprise") engaged anywhere in the United States or Canada in the Restricted Business. Notwithstanding the foregoing, Executive may make purely passive investments on behalf of himself, his immediate family or any trust in public companies engaged in a Competing Enterprise so long as the aggregate interest represented by such investments does not exceed 1% of any class of the outstanding debt or equity securities of any Competing Enterprise.

     (b) the Executive shall not, directly or indirectly, in any capacity, on his own behalf or on behalf of any other firm, person or entity, induce or attempt to induce any customer of the Company (including, without limitation, any investigative research site) to cease doing business in whole or in part with the Company, solicit the business of any such customer for any Restricted Business or otherwise create any ill will or negative publicity with respect to the Company.

     (c) the Executive shall not, directly or indirectly, in any capacity, on his own behalf or on behalf of any other firm, person or entity, undertake or assist in the solicitation of any Company employee, including, without limitation, solicitation of any employee to terminate his or her employment with the Company.

     Executive and the Company acknowledge that the nature of the foregoing prohibited activities is geographically broad as a result of the expansive geographic scope of the Restricted Business and the national scope of Executive's duties hereunder.

14.  Post-termination Assistance.  Executive shall provide such information and
     ---------------------------
     assistance to the Company as the Company may reasonably request, upon reasonable notice, in connection with any litigation in which it or any of its affiliates is or may become a party. The Company shall reimburse the Executive for any expenses, including travel expenses, incurred by the Executive in connection with providing such information and assistance.

15.  Withholding of Taxes.  The Company may withhold from any amounts payable
     --------------------
     under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

16.  Specific Enforcement.  The Executive acknowledges and agrees that a
     --------------------
     violation of Sections 11, 12 or 13 hereof that results in material detriment to the Company would cause irreparable harm to the Company, and that the Company's remedy at law for any such violation would be inadequate. In recognition of the foregoing, the Company shall have the right, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement and any forfeitures under Section 9, and without any necessity or proof of actual damages, to enforce this Agreement by specific remedies, including, among other things, temporary and permanent injunctions, it being the understanding of the Company and the Executive that damages, the forfeitures described above and injunctions shall all be proper modes of relief and shall not be considered alternative remedies.

17.  Arbitration.  Any dispute between the parties (except as provided below)
     -----------
     under this Agreement shall be resolved through informal arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in Chicago, Illinois) and the arbitration shall be conducted in that location under the rules of said Association. Each party shall be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrator shall give written notice to the Company and the Executive stating its determination, and shall furnish to each party a signed copy of such determination. The expenses of arbitration shall be borne equally by the Executive and the Company or as the arbitrator shall otherwise equitably determine.

     Notwithstanding the foregoing, the Company shall not be required to seek or participate in arbitration regarding any breach of Sections 11, 12 or 13, but may pursue its remedies for such breach in any court of competent jurisdiction in the State of Illinois. Any arbitration or action pursuant to this Section 17 shall be governed by and construed in accordance with the substantive laws of the State of Illinois, without giving effect to the principles of conflict of laws of such State.

18.  Notices.  For all purposes of this Agreement, all communications, including
     -------
     without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service (such as Federal Express or UPS) addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

19.  Governing Law.  The validity, interpretation, construction and performance
     -------------
     of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Illinois, without giving effect to the principles of conflict of laws of such State.

20.  Agreement.  This Agreement contains all of the covenants and agreements
     ---------
     between the parties with respect to such subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, that are not embodied herein, and that no other agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

21.  Successors and Binding Agreement.
     --------------------------------

     (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

     (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

     (c) This Agreement is personal in nature and neither the Company nor the Executive shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 21(a) and 21(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 21(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

22.  Validity.  If any provision of this Agreement or the application of any
     --------
     provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

23.  Miscellaneous.  No provision of this Agreement may be modified, waived or
     -------------
     discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to "Sections" are to sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

24.  Counterparts.  This Agreement may be executed in one or more counterparts,
     ------------
     each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

25.  Effective Date.  Notwithstanding anything to the contrary herein, this
     --------------
     Agreement shall not become effective unless and until the Board approves this Agreement. Upon receipt of such approval, this Agreement shall become immediately effective.

                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written/1/.






                                    AMERICASDOCTOR.COM, INC.

                                         /s/ Steven M. Rauscher
                                    ----------------------------------------
                                    By:  Steven M. Rauscher
                                    Its: Chief Executive Officer


                                    /s/ Marc Grove
                                    ----------------------------------------

                                    Marc Grove



___________________
/1/ The validity of execution of this Agreement on behalf of the Company is subject to the approval of this Agreement by the Board.